Exhibit 99.1

NOVABAY PHARMACEUTICALS ANNOUNCES 1-FOR-35 REVERSE STOCK SPLIT

EMERYVILLE, Calif. (November 14, 2022) – NovaBay® Pharmaceuticals, Inc. (the “Company”) (NYSE American: NBY) announces that today, following approval from the Company’s stockholders obtained at the Company’s November 10, 2022 special stockholders’ meeting, the Company’s Board of Directors (the “Board”) has approved the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-35 reverse stock split of all outstanding shares of common stock of the Company. The Company anticipates that the 1-for-35 reverse stock split will be effective as of 4:15 p.m. New York City Time on Tuesday, November 15, 2022 (the “Effective Date”), and the Company’s common stock will begin trading on a split-adjusted basis on Wednesday, November 16, 2022.

“We thank our stockholders for their support in approving all proposals during our special stockholders’ meeting,” said Justin Hall, NovaBay CEO. “We believe the increased market price resulting from the reverse split will improve the marketability and liquidity of our stock that could encourage additional interest and trading.”

The effect of the reverse stock split will be to combine every thirty-five (35) shares of outstanding Company common stock and every thirty-five (35) shares held in treasury into one (1) share of common stock as of the Effective Date. The reverse stock split will not reduce the number of authorized shares of common stock or authorized shares of preferred stock or change the par values of the Company’s common stock (which will remain at $0.01 per share) or preferred stock (which will also remain at $0.01 per share).

The Company is not issuing fractional shares in connection with the reverse stock split; rather, the Company will issue an additional whole share to all holders that would otherwise receive a fractional share of common stock. Except for adjustments resulting from the treatment of fractional shares, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

All outstanding options, restricted stock awards, warrants, preferred stock and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse stock split, as required by the terms of each security.

The Company expects that the reverse stock split will increase the per share market price of its common stock, which the Company believes will enable it to regain compliance with the NYSE American’s continued listing requirements. The Company’s trading symbol of “NBY” will not change as a result of the reverse stock split, however a new CUSIP number has been assigned: 66987P 300.

The effectiveness of the reverse stock split will satisfy a Company closing condition in its pending private placement transaction entered into on September 9, 2022, and allow for the amended common stock warrants and newly issued common stock warrants issued in connection with the warrant reprice transaction on September 9, 2022 to become exercisable beginning on March 9, 2023. Additional information concerning the private placement and the warrant reprice transaction can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the definitive proxy statement filed by the Company with the Commission on September 30, 2022, and subsequent filings.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 64,988,364 shares to approximately 1,856,810 shares (prior to rounding). Because the reverse stock split will not reduce the number of authorized shares of common stock, the effect of the reverse stock split will be to increase the number of common shares available for issuance relative to the number of common shares issued and outstanding. The reverse stock split will not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

Computershare Inc. (together with its wholly owned subsidiary, Computershare Trust Company, N.A., “Computershare”) is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares.

About NovaBay Pharmaceuticals, Inc.:

NovaBay Pharmaceuticals, Inc. develops and sells scientifically created and clinically proven eyecare and skincare products. NovaBay’s leading product, Avenova® Antimicrobial Lid & Lash Solution, is often prescribed by eyecare professionals for blepharitis and dry-eye disease and is also available directly to eyecare consumers through online distribution channels such as Amazon. DERMAdoctor® offers more than 30 OTC dermatologist-developed skincare products through the DERMAdoctor website, well-known traditional and digital beauty retailers, and international distributors. NovaBay also manufactures and sells effective, yet gentle and non-irritating wound care products. The PhaseOne® brand is distributed through commercial partners in the U.S. for professional use only, and the NeutroPhase® brand is distributed in China by Pioneer Pharma (Hong Kong) Company Ltd.

NovaBay Pharmaceuticals Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our business strategies and prospects, expected future financial results (including our ability to continue as a going concern), the impact of the reverse stock split, and the Company’s ability to regain compliance with the continued listing requirements of the NYSE American. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” and in the definitive proxy statement filed by NovaBay with the SEC, especially under the heading “Proposal Two: The Reverse Stock Split Proposal — Risks Relating to the Reverse Stock Split.” The forward-looking statements in this press release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Socialize and Stay Informed on NovaBay’s Progress

Like us on Facebook

Follow us on Twitter

Connect with NovaBay on LinkedIn

Visit NovaBay’s Website

Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com

Avenova.com

DERMAdoctor Purchasing Information

For DERMAdoctor purchasing information:

Please call 877-337-6237 or email service@dermadoctor.com

DERMAdoctor.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

# # #